2,000,000 Shares

                          Capital Factors Holding, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                          July ___, 1996

OPPENHEIMER & CO., INC.
Oppenheimer Tower
World Financial Center
New York, New York  10281

As Representative of the Underwriters named on Schedule I attached hereto.

Ladies and Gentlemen:

               Capital Factors Holding, Inc., a Florida corporation (the "Company") proposes to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representative, an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock").
 In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 300,000 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

               1. SALE AND PURCHASE OF THE SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

               (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at $ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement.


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               (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or oral or telephonic notice confirmed by written or telegraphic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before each Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

               2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Shares to the Representative for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company, shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the "Firm Shares Closing Date").

               In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representative for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company shall take place at the offices of Simpson Thacher & Bartlett specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing
Date) specified in the notice referred to in Section l(b) (such time and date of delivery and payment are called an "Option Shares Closing Date"). The Firm Shares Closing Date and each Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

               Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representative for checking and packaging, at such place as is designated by the Representative, one full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

               3. REGISTRATION STATEMENT AND PROSPECTUS, PUBLIC OFFERING. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-3419), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement and the Registration Statement has become effective under the Securities Act. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it became effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

               The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus (except for the preliminary prospectus included in the initial filing of the Registration Statement on May 9, 1996) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

               4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EACH PARENT. The Company, Capital Bank, a Florida-chartered bank, and Capital Bancorp, a Florida corporation (Capital Bank and Capital Bancorp each, a "Parent"), hereby, jointly and severally, represent and warrant to each Underwriter as follows:

               (a) On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act"); the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company and each Parent make no representation or warranty as to the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus. The Company and each Parent acknowledge that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representative on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

               (b) The financial statements of the Company (including the notes thereto) included in the Registration Statement and Prospectus present fairly the consolidated financial position, the results of operations and cash flows and the stockholders' equity purported to be shown therein of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, except as otherwise stated therein and except for the unaudited financial statements to the extent such unaudited financial statements omit certain footnote disclosures and may be subject to year-end audit adjustment which would not, individually or in the aggregate, be material.

               (c) Deloitte & Touche LLP, whose report is filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their report, were independent public accountants as required by the Securities Act and the Rules.

               (d) The Company and each Parent have each been duly incorporated and are validly existing as corporations (or, in the case of Capital Bank, as a Florida-chartered bank) in good standing under the laws of the State of Florida. Capital Factors, Inc., CF One, Inc. and CF Funding Corp. are the only subsidiaries, direct or indirect, of the Company. Each such subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida. The Company does not control, directly or indirectly, any corporation (other than its direct and indirect subsidiaries), partnership, joint venture, association or other business organization. The Company services the advances which represent all the assets of the trust created to accommodate the securitization of factored advances which is described in the Registration Statement and Prospectus and the receivables collateralizing these advances. The Company and each of its subsidiaries are duly qualified and in good standing as foreign corporations in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries owns, leases or licenses any asset or property or conducts any business outside the United States of America. Each of the Company and its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits (collectively, the "Authorizations") and has made all requisite declarations, registrations and filings (collectively, the "Filings"), of, from and with all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such Authorizations and Filings, the failure to so obtain or make would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under applicable state and foreign Blue Sky laws and as may have been obtained under the Securities Act).

               (e) Each of the Company, its subsidiaries, Capital Bank and Capital Bancorp are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation (the "FDIC") and any state bank regulatory authority with jurisdiction over any of the Company, its subsidiaries, Capital Bank or Capital Bancorp ("Bank Regulatory Authorities"), the failure to comply with which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole. None of the Company, its subsidiaries, Capital Bank or Capital Bancorp is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions (other than certain resolutions adopted by the Board of Directors of Capital Bank in 1993 which are referred to in the Registration Statement and Prospectus) at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

               (f) Except as disclosed in the Registration Statement and Prospectus, the Company and each of its subsidiaries owns or possesses adequate and enforceable rights, either as owner or licensee, to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business in all material respects as described in the Registration Statement and the Prospectus. The Company has not received any notice of, or to its best knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

               (g) The Company or its subsidiaries has good title to each of the items of personal property which are reflected in the financial statements referred to in Section 4(c) or are referred to in the Registration Statement and the Prospectus as being owned by them and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

               (h) There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's and each Parent's best knowledge, threatened against, or involving the assets, properties or business of, the Company or either Parent or any of their respective directors or officers which, to the best of the Company's present knowledge and belief, would materially adversely affect any such assets or properties or the business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole, or which is otherwise material in the context of the offering of the Shares contemplated hereby.

               (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or financial condition of the Company, whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations as may be incurred in the ordinary course of business consistent with past practice, (b) entered into any transaction not in the ordinary course of business consistent with past practice or (c) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

               (j) There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as so required by the Securities Act or the Rules. Neither the Company, its subsidiaries, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement filed as an Exhibit to the Registration Statement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiaries of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its properties or business may be bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

               (k) Neither the Company nor any of its subsidiaries is in violation of any term or provision of its Amended and Restated Articles of Incorporation (as amended, the "Articles") or its Bylaws or of any franchise, license, permit, judgment, ruling, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

               (l) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, ruling, decree, order, statute, rule or regulation applicable to the Company, except for such termination, acceleration, conflict, breach, default, lien, charge or encumbrance which would not, individually or in the aggregate, have a material adverse affect on the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole, or violate any provision of the Articles or Bylaws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.
                                       7

               (m) The Company has an authorized and outstanding capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus as of the date indicated therein. All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none of them were issued in violation of any preemptive or other similar right. The Shares have been duly authorized and, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right (including, without limitation, preemptive rights) calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock or other equity interest in the Company. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

               (n) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement.

               (o) All necessary corporate action has been duly and validly taken by the Company and each Parent to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Parent and constitutes a legal, valid and binding obligation of the Company and each Parent enforceable against the Company and each Parent in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

               (p) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

               (q) No transaction has occurred between or among the Company and any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

               (r) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or
                                       8
        manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

               (s) The Company and each Parent have filed all Federal, state, local and foreign tax returns which are required to be filed by them through the date hereof, or has received extensions thereof; all taxes shown on such returns and all assessments received by them, have been paid, to the extent that the same have become due, except where the failure to so file or pay could not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

               (t) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, subject to official notice of issuance, and a registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act for the Shares, which registration statement complies in all material respects with the Exchange Act.

               (u) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.

               (v) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

               (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(A)(a) of this Agreement.

               (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

               (c) The representations and warranties of the Company and each Parent contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

               (d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of (i) the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, acting solely in their capacities as executive officers of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date and (ii) the chief executive officer or chief operating officer of each Parent, acting solely in his capacity as an executive officer of each Parent, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of such Parent in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date.

               (e) The Representative shall have received at the time this Agreement is executed and on each Closing Date a signed letter from Deloitte & Touche LLP addressed to the Representative and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                        (i) in their opinion the audited financial statements
               included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                       (ii) on the basis of a reading of the amounts included in
               the Registration Statement and the Prospectus under the headings "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholder and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                             (A) the amounts in "Summary Consolidated Financial
                      Data," and "Selected Consolidated Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited or unaudited financial statements from which such amounts were derived; or

                             (B) with respect to the Company, there were, at a
                      specified date not more than five business days prior to the date of the letter, any increases in the long-term liabilities of the Company or any decreases in net income or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended December 31, 1995 or for the comparable period in the prior year, as the case may be; and

                      (iii) they have performed certain other procedures as a
               result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representative agrees with the accounting records of the Company.

               References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

               (f) The Representative shall have received on each Closing Date from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, and stating in effect that:

                        (i) The Company and each Parent have each been duly
               organized and are validly existing as corporations (or in the case of Capital Bank, as a Florida- chartered bank) in good standing under the laws of the State of Florida. Each of Capital Factors, Inc., CF One, Inc. and CF Funding Corp. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation. The Company and each of its subsidiaries are duly qualified and in good standing as foreign corporations in each jurisdiction in which the character or location of their respective assets or properties (owned, leased or licensed) or the nature of their respective businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

                       (ii) The Company has all requisite corporate power and
               authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the
                                       11

               Shares (other than those required under the Securities Act, which have been obtained, and state or foreign Blue Sky laws or as may be required by the NASD in connection with the offering of the Shares by the Underwriters, as to which no opinion need be expressed).

                      (iii) The Company has an authorized and issued capital
               stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus as of the date indicated therein; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel's knowledge, none of them was issued in violation of any preemptive or other similar right. The Shares have been duly authorized and, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and, to such counsel's knowledge, none of them will have been issued in violation of any preemptive or other similar right contained in the Company's Articles or Bylaws or in any other agreement or instrument known to such counsel. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                       (iv) All necessary corporate action has been duly and
               validly taken by the Company and each Parent to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Parent.

                        (v) Neither the execution, delivery and performance of
               this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any of its subsidiaries is a party or by which it or any of its properties or businesses is bound, or any statute, rule or regulation or, to such counsel's knowledge, any franchise, license, permit, judgment, ruling, decree or order applicable to the Company, except for such termination, acceleration, conflict, breach, default, lien,
                                       12
               charge or encumbrance which would not, individually or in the aggregate, have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or violate any provision of the Articles or Bylaws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

                       (vi) To such counsel's knowledge, no default exists, and
               no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any of its subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material and adverse effect on the assets, properties, businesses, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

                      (vii) To such counsel's knowledge, the Company is not in
               violation of any term or provision of its Articles or Bylaws or any franchise, license, permit, judgment, ruling, decree, order, statute, rule or regulation, where the consequences of such violation would have a material and adverse effect on the assets, properties, businesses, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

                      (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement by the Company or either Parent or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters and the clearance of the offering with the NASD.

                       (ix) Except as disclosed in the Registration Statement,
               to such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or which is required to be disclosed in the Registration Statement or Prospectus by the Act and the Rules, other than those described therein.

                      (x) To such counsel's knowledge, the Company, each of its
               subsidiaries and each Parent are in compliance in all material respects with all laws administered by and regulations of each Bank Regulatory Authority with jurisdiction over the Company, its subsidiaries or either Parent, the failure to comply with which would have a material adverse effect upon the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

                       (xi) The statements in the Prospectus under the captions
               "Description of Capital Stock" and "Business -- Regulation," to the extent that such statements constitute a summary of documents referred to therein or matters of law or legal conclusions, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters. To such counsel's knowledge, there are no contracts or other documents required to be filed as exhibits to, or described or referred to in, the Registration Statement which have not been so filed with the Commission or which are not fairly described or referred to in the Registration Statement.

                      (xii) The Registration Statement and the Prospectus and
               each amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                      (xiii) The Registration Statement has become effective
               under the Securities Act, and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated.

                      (xiv) The Company is not an "investment company" or an
               entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of the State of Florida and the Federal laws of the United States; PROVIDED that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

               In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representative, including Underwriters' counsel, and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (relying as to materiality to a large extent upon the opinions and representations of officers and other representatives of the Company), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time the Registration Statement became effective (except with respect to the financial statements and notes thereto and
                                       14
        other financial and statistical data contained therein, as to which such counsel need express no opinion or belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes thereto and other financial and statistical data contained therein, as to which such counsel need make no statement or express any opinion or belief) on the date thereof and on such Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the preceding sentence, the opinions expressed in (iii) and (xi) above remain in effect and shall in no way be limited by the foregoing.

               (g) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and its counsel and the Underwriters shall have received from Simpson Thacher & Bartlett a favorable opinion, addressed to the Underwriters and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters as the Representative may reasonably request, and the Company shall have furnished to Simpson Thacher & Bartlett such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

               (h) The Representative shall have received on each Closing Date a certificate, addressed to the Representative, and dated such Closing Date, of an executive officer of the Company, acting solely in his capacity as an executive officer of the Company, to the effect that the signer of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statutes, and represents that the Company has complied, and at all times will comply, with all provisions of Section 517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

               6. COVENANTS OF THE COMPANY. (A) The Company covenants and agrees as follows:

               (a) The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement and shall promptly advise the Representative (i) when the Registration Statement and any amendment thereto shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of
                                       15
        any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

               (c) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules.

               (d) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) as originally filed and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.

               (e) The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction in which it is not now so qualified or subject.

               (f) For a period of five years after the date of this Agreement, the Company shall supply to the Representative, and to each other Underwriter who may so request in
                                       16
        writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representative a copy of each annual or other report it shall be required to file with the Commission (including the Report on Form SR required by Rule 463 of the Rules).

               (g) Without the prior written consent of the Representative, for a period of 180 days after the date of this Agreement, the Company and each of its individual directors and officers shall not offer for sale, sell, contract to sell, distribute, transfer, grant any option for the sale of, or otherwise dispose of, directly or indirectly (other than on Form S-8 or on any successor form), or exercise any registration rights with respect to, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of options pursuant to the Company's Stock Option Plan as described in the Registration Statement and the Prospectus. In the event that during this period, (i) any options are issued pursuant to the Company's Stock Option Plan that are exercisable during such 180-day period or (ii) any registration is effected on Form S-8 or on any successor form relating to options that are exercisable during such 180-day period, the Company shall obtain the written agreement of such grantee or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of the Representative, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

               (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") National Market System (including any required registration under the Exchange Act).

               (B) The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(A)(e), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda;
(iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents
                                       17
required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of all reports and information 6 required by Section 6(A)(f); (vii) inclusion of the Shares for quotation on the NASDAQ National Market System; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 10, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

               7. COVENANTS OF CAPITAL BANK. Capital Bank covenants and agrees with the several Underwriters that for a period of 180 days after the date of the Prospectus, it will not offer for sale, sell, contract to sell, distribute, transfer, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any equity securities of the Company or any securities convertible into, exercisable for or exchangeable for any equity securities of the Company without the prior written consent of the Representative.

               8.  INDEMNIFICATION.

               (a) The Company and each Parent agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein; and PROVIDED FURTHER that as to any preliminary prospectus this indemnity agreement shall not inure to the benefit of any
                                       18

        Underwriter on account of any loss, claim, damage or liability arising from the sale of Shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus (as the same may be amended a supplemented) to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(d) of this Agreement. This indemnity agreement will be in addition to any liability which the Company and each Parent may otherwise have.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Parent, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and each Parent to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto with respect to information furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements contained in the paragraph relating to stabilization on the inside front cover page of the Prospectus and under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

               (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other
                                       19
        expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable tune after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent which shall not be unreasonably withheld.

               9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8(a) or 8(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company or a Parent, the Company, each Parent, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any persons who may be liable for contribution) to which the Company, each Parent and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and each Parent on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and each Parent on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and each Parent or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Parents or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
                                       20

Section 9, in no case shall any Underwriter (except as may be provided in the agreement among underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

               10. TERMINATION. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time:

               (a) in the absolute discretion of the Representative at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the NASDAQ National Market System has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority, or

               (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

               If this Agreement is terminated pursuant to any of its provisions, the Company and each Parent shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or either Parent, except that (x) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company or one of the Parents to comply with the terms or to fulfill any of the conditions of this Agreement or is terminated in accordance with the provisions of this Section 10, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder, (y) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal and (z) the obligations of the parties pursuant to Sections 6(B), 8 and 9 of this Agreement shall not be affected by the foregoing.

               11. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representative may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

               (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; PROVIDED, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

               (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representative to purchase such Shares upon the terms set forth in this Agreement.

               In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representative and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(B), 8, 9 and 10. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

               12. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company, each Parent or their officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(B), 8, 9 and 10 shall survive the termination or cancellation of this Agreement.

               This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

               All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention: Richard D. White, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

               This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               Please confirm that the foregoing correctly sets forth the agreement among us.

                                             Very truly yours,

                                             CAPITAL FACTORS HOLDING, INC.


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:


                                             CAPITAL BANK


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:


                                             CAPITAL BANCORP


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:



Confirmed:

OPPENHEIMER & CO., INC.


Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

OPPENHEIMER & CO., INC.



By:
   ------------------------------
   Name:
   Title:

                                   SCHEDULE I



                                                               NUMBER OF
                                                             FIRM SHARES TO
        UNDERWRITER                                           BE PURCHASED
        -----------                                          --------------

        Oppenheimer & Co., Inc.



                                                             --------------

                                                     Total     2,000,000
                                                             ==============